Hall&Wilcox
Lawyers

Fixed and floating charge

Florsheim Australia Pty Ltd

Weyco Investments, Inc.

Level 30
Bourke Place
600 Bourke Street
Melbourne Vic 3000
DX 320

Telephone +61 3 9603 3555
Facsimile +61 3 9670 9632
www.hallandwilcox.com.au
LEH MJI 1290837 v1

Fixed and floating charge

Contents

Date 23/1/09

Parties

Florsheim Australia Pty Ltd ACN 134 045 435 of Level 5 574 St Kilda Road, Melbourne, VIC 3004 (**Chargor**)

Weyco Investments, Inc. 3993 Howard Hughes Parkway, Suite #100, Las Vegas, Nevada 89169, United States of America (**Chargee**)

Recitals

A Under the Loan Agreement (defined below) the Chargee has agreed to provide financial accommodation to the Chargor.

B The Loan Agreement (defined below) requires the Chargor to provide the Chargee with a fixed and floating charge over all of its assets and undertaking.

The parties agree

1 Definitions and Interpretation

1.1 Definitions

In this charge:

Business Day means a day that is not a Saturday, Sunday or public holiday in Melbourne.

Charged Property means all the property, undertaking and rights presently or in the future held by the Chargor including:

(a) rights to receive capital and other money from shareholders;

(b) the goodwill attaching to the business of the Chargor; and

(c) any property, undertaking or rights held as trustee.

Controller has the meaning given to it in the Corporations Act, and includes a Receiver.

Corporations Act means the *Corporations Act 2001* (Cth).

Event of Default means any event or circumstance referred to as a "Notice Events of Default" in clause 3(c) of the Loan Agreement or an "Automatic Events of Default" in clause 3(d) of the Loan Agreement.

Loan Agreement means the loan agreement between the Chargor as borrower and the Chargee as Lender dated on or about the date of this charge.

Receiver means a receiver appointed by the Chargee under this charge.

Secured Money means, at any time, all money, obligations and liabilities of any kind of the Chargor to or for the account of the Chargee that are now or may in the future become due, owing or payable whether actually, contingently or prospectively, on any account including on account of principal, interest, fees, expenses, indemnity payments, losses or damages and irrespective of:

(a) the capacity of the Chargor or the Chargee (whether as principal, agent, trustee, beneficiary, partner or otherwise);

(b) whether the Chargor is liable as principal debtor or as surety;

(c) whether the Chargor is liable alone or jointly or jointly and severally with another person; or

(d) whether or not the money, obligation or liability is owed to the Chargee or to its account as a result of an assignment, transfer or other dealing with or without the Chargor's consent (as the case requires).

Subsidiary has the meaning given to it in the Corporations Act.

1.2 Interpretation

In this charge:

(a) headings are inserted for convenience only and do not affect the interpretation of this charge;

(b) the singular includes the plural and vice versa and a gender includes the other gender;

(c) the meaning of general words is not limited by specific examples introduced by 'includes', 'including', 'for example' or 'such as' or similar expressions;

(d) a reference to a document or instrument, including this charge, includes all of its clauses, paragraphs, recitals, parts, schedules and annexures and includes the document or instrument as amended, varied, novated, supplemented or replaced from time to time;

(e) a reference to a statute, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(f) a party includes the party's successors and permitted transferees and assigns;

(g) a reference to a person includes an individual, a partnership, a corporation or other corporate body, a joint venture, a firm, a trust, an association (whether incorporated or not), a government and a government authority or agency;

(h) if the day on or by which something must be done is not a Business Day, that thing must be done on the next Business Day; and

(i) where something is done or received after 5.00pm on any day it will be deemed to have been done or received on the following day.

2 Charge

2.1 Charge

The Chargor charges the Charged Property to the Chargee as security for the payment of the Secured Money.

2.2 Fixed charge

This charge is fixed on Charged Property which is:

(a) all freehold and leasehold property and any other interest in real property or land and all buildings and fixtures on and fittings and fit-outs connected with that property or land;

(b) all goods, machinery, plant and equipment (other than stock in trade);

(c) all books of account and other documents and records (including in electronic form) relating to the Chargor's business and activities;

(d) all goodwill attaching to any property or business;

(e) all authorisations (statutory or otherwise) held by the Chargor in relation to the Chargor's business and activities or the ownership or use of the Charged Property;

(f) the uncalled and called but unpaid capital of the Chargor and premiums on capital of the Chargor;

(g) the title documents to any property;

(h) all intellectual property rights, including all patents, copyrights, trade and service marks, designs, circuit layouts, trade secrets and confidential information whether registered or not and any rights relating to any of them;

(i) the benefit of any licence agreement between Weyco Group, Inc. and the Chargor; and

(j) any partnership or joint venture.

2.3 Floating charge

Subject to clauses 2.5 and 2.6, this charge is floating on any Charged Property not referred to in clause 2.2.

2.4 Dealings with Charged Property subject to floating charge

The Chargor may in the ordinary course of its ordinary business sell, assign, transfer, dispose or part with possession of, lease, licence or otherwise deal with, any Charged Property over which this charge is floating.

2.5 Conversion of floating charge to fixed charge

The Chargee may at any time a Event of Default is subsisting by written notice to the Chargor convert this charge from a floating charge to a fixed charge in relation to the Charged Property specified in the notice.

2.6 Crystallisation of floating charge

This charge will automatically and immediately crystallise and take effect as a fixed charge in respect of Charged Property not already subject to a fixed charge upon:

(a) a notice under clause 2.5 being given in respect of that Charged Property;

(b) the appointment of a Controller to the Chargor, or the security constituted by this charge being enforced in any way; or

(c) an Event of Default occurring.

2.7 De-crystallisation

The Chargee may by notice to the Chargor convert any charge which has become fixed over Charged Property under clauses 2.5 or 2.6 back to a floating charge in respect of the Charged Property specified in the notice (subject to the further effects of clauses 2.5 and 2.6).

2.8 Release of Charged Property

The Chargor may require the Chargee to release the Charged Property from this charge if the Chargee is satisfied that:

(a) all Secured Money has been irrevocably paid in full and all commitments which might give rise to Secured Money have terminated; and

(b) no amount will subsequently become Secured Money due to a re-instatement under clause 9.5.

3 Covenants

3.1 Title documents

The Chargor must immediately lodge with the Chargee all documents of or evidencing title to any Charged Property.

3.2 Prohibition on dealing with the Charged Property

(a) Subject to clauses 2.4, the Chargor must not without the Chargee's consent:

(i) sell, lease, charge, encumber, surrender, grant any interest in or power over or otherwise in any manner deal or agree or attempt to deal with any Charged Property or any interest in any Charged Property; or

(ii) permit any charge, lien, pledge, hypothecation, security, trust or power to arise or exist in respect of any Charged Property.

(b) The Chargor must procure that each Subsidiary of the Chargor will not without the Chargee's consent:

(i) sell, lease, charge, encumber, surrender, grant any interest in or power over or otherwise in any manner deal or agree or attempt to deal with any of that Subsidiary's property or any interest of that Subsidiary in any property; or

(ii) permit any charge, lien, pledge, hypothecation, security, trust or power to arise or exist in respect of any property of that Subsidiary.

3.3 Prohibition on acts prejudicial to Chargee's security

The Chargor must not exercise any right arising in relation to the Charged Property or directly or indirectly cause or influence any decision of any person, which has or may have an adverse effect on the Chargee's security under this charge or its value.

4 Indemnity

The Chargor indemnifies the Chargee against all actions, claims, demands, losses, damages, liabilities, costs and expenses of any nature incurred at any time actually or contingently by the Chargee arising directly or indirectly from:

(a) a failure by the Chargor to comply with any obligation under the Loan Agreement or this charge;

(b) the exercise or attempted exercise of any right by the Chargee or any Controller under the Loan Agreement or this charge;

(c) any act by the Chargee in reliance on any communication purporting to be from the Chargor or to be given on behalf of the Chargor; or

(d) the occurrence of an Event of Default.

5 Chargee's powers following Event of Default

5.1 Termination of transaction and payment of prior mortgagees

Following the occurrence of an Event of Default the Chargee may:

(a) terminate or reverse the Loan Agreement or any other transaction or arrangement entered into by the Chargee at the express or implied request or with the express or implied consent of the Chargor;

(b) enter into any transaction and make any payment to extinguish any actual or contingent liability incurred by the Chargee at the express or implied request or with the express or implied consent of the Chargor;

(c) convert (directly or indirectly) the currency of any obligation of the Chargor to the Chargee to another currency; or

(d) pay any other mortgagee or encumbrancee of Charged Property any amount required to discharge or purchase (with or without a transfer of its security) its debt.

The Chargor must on demand reimburse the Chargee all payments made and costs and expenses incurred under anything done under this clause.

5.2 Chargee's general powers

Following the occurrence of an Event of Default the Chargee may:

(a) enter into possession and control of, manage and use the Charged Property;

(b) receive rents, profits and other payments in relation to the Charged Property;

(c) carry on, contract out, lease or licence any business in relation to the Charged Property;

(d) take any action it considers necessary or desirable to preserve, maintain or enhance the Charged Property;

(e) effect and maintain any insurance of or in relation to the Charged Property;

(f) commence, conduct, defend, compromise, settle, discontinue or submit to arbitration any proceedings, claims, questions or disputes in connection with the Charged Property or this charge;

(g) prove any debt or liability owed to the Chargor in the bankruptcy, insolvency or winding up of any person and receive dividends and assent to any proposal for a composition or scheme of arrangement;

(h) exercise the rights of the Chargor in connection with the Charged Property;

(i) perform obligations of the Chargor in connection with the Charged Property under this charge or otherwise;

(j) renew, terminate, repudiate, rescind, vary, accept surrenders of and exercise rights under any contract or arrangement entered into by the Chargor, any predecessor in title or the Chargee (under the powers in this charge or at general law) in connection with the Charged Property;

(k) renew, allow to lapse, surrender or vary the conditions of any licence held in connection with the Charged Property;

(l) deal in any way with the Charged Property, any estate or interest in it, any right attaching to it or any encumbrance affecting it;

(m) sell, surrender, dispose of, realise or convert into money the Charged Property on any terms and in any manner;

(n) grant on any terms and in any manner an option to purchase, lease or acquire an interest in the Charged Property;

(o) grant on any terms and in any manner leases, licenses and any other interests in or rights over the Charged Property;

(p) in the name and on behalf of the Chargor or otherwise, borrow or obtain any form of financial accommodation on any terms in connection with the exercise of any power under this charge or at general law;

(q) secure on any terms and in any manner any money borrowed or liability incurred by charge or mortgage over the Charged Property whether ranking in priority to, equally with or after this charge;

(r) demolish, replace, repair, alter, or develop, enlarge or construct any Charged Property;

(s) in the name of the Chargor or otherwise acquire, take on lease or licence, hire or invest in any property on any terms and in any manner for use in connection with the Charged Property and in the name of the Chargor or otherwise grant a mortgage or charge over the acquired property to the Chargee as security for the Secured Money;

(t) change the use or nature of any Charged Property or any title to any Charged Property;

(u) draw, accept, make and endorse any negotiable instrument;

(v) make calls, enforce payment of any call which is payable and unpaid and otherwise get in the capital of the Chargor;

(w) take up any rights issue or offer arising in connection with the Charged Property;

(x) promote the formation of companies to acquire any Charged Property or assume any obligations of the Chargor;

(y) delegate in any manner any of its powers and rights under this charge or at general law;

(z) on any terms and in any manner employ and terminate the employment of persons and engage and terminate the engagement of agents, contractors, consultants, advisers, auctioneers and other persons in connection with its powers under this charge or at general law;

(aa) expend money, assume obligations and incur liabilities in connection with any power under this charge or at general law; and

(bb) do anything else in Australia and elsewhere the Chargee considers necessary, desirable or convenient to be done in connection with the recovery of Secured Money and anything incidental or conducive to the exercise of any other power under this charge or general law.

5.3 Exercise of powers by agent

The Chargee may exercise its powers under this charge or general law by itself or through any agent. The fees charged by any agent must be paid by the Chargor.

6 Appointment of Receiver

6.1 Appointment, removal and replacement

(a) Following the occurrence of an Event of Default the Chargee may appoint one or more persons to be jointly, severally or jointly and severally Receiver of any Charged Property.

(b) The Chargee may appoint a Receiver under this charge despite the insolvency of the Chargor.

(c) The Chargee may appoint any person to replace any Receiver who has been removed or who has retired or died.

(d) The Chargee may by written notice to a Receiver remove him or her absolutely or in relation to any part of the Charged Property.

6.2 Receiver's remuneration

(a) The Chargee may fix the remuneration of a Receiver and at any time by agreement with the Receiver vary his remuneration.

(b) The Chargor must pay and the Receiver may retain out of money received by him his remuneration and (except where they arise because of the wilful misconduct or gross negligence of the Receiver) the costs, charges and expenses incurred by him as

receiver and money on account of other liabilities incurred actually or contingently by him as receiver.

(c) The Chargor must reimburse the Chargee any payment made to the Receiver on account of his fees or any cost or expense incurred by him.

6.3 Receiver agent of Chargor

Unless otherwise prevented by law a Receiver will be the agent of the Chargor. The Chargor agrees to be responsible for each Receiver's acts and omissions.

6.4 Receiver's powers

Subject to any express limitation in his appointment a Receiver may in his discretion exercise the same powers and rights as those of the Chargee under this charge and at general law including, but not limited to, the powers listed in clause 5.2.

7 Provisions relating to Chargee's and Receiver's powers

7.1 Powers are in addition to statutory powers

The powers of the Chargee and a Receiver under this charge are to be construed separately and are independent of and in addition to any other legal, equitable or statutory powers.

7.2 Waiver of statutory notices

To the extent permitted by any legislation the Chargor agrees to dispense with any notice of or lapse of time before the Chargee or a Receiver may exercise any option, power or right following the occurrence of any Event of Default.

7.3 Protection of purchasers

The Chargor agrees that any person dealing with the Chargee or any Receiver need not be concerned whether any power of the Chargee or Receiver has arisen or with the propriety of any transaction undertaken by the Chargee or any Receiver even if it has actual notice to the contrary.

7.4 Specific authority to exercise powers

The Chargor irrevocably and unconditionally authorises the Chargee and any Receiver to exercise its powers under this charge or any legislation despite that the Event of Default giving rise to the exercise of the powers may subsequently be deemed never to have occurred. In these circumstances the Chargor:

(a) does not have any claim against the Chargee or a Receiver for trespass or for any loss suffered by the Chargor other than because of fraud or gross negligence on the part of the Chargee or Receiver; and

(b) indemnifies the Chargee and any Receiver against any claim or loss arising other than because of fraud or gross negligence.

7.5 Protection of Chargee and Receiver

The Chargor agrees that the Chargee and any Receiver are not liable for any loss which may arise because of any omission or delay in the exercise of any of their respective powers under this charge or any legislation.

7.6 Money outlaid is secured

The Chargor must on demand pay any money outlaid by the Chargee or any Receiver in exercising powers under this charge or at general law.

7.7 Chargee may give up possession of Charged Property

The Chargee may at any time give up possession of the whole or any part of the Charged Property.

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8 Power of attorney

8.1 Appointment of attorney

For valuable consideration the Chargor irrevocably appoints the Chargee, the directors and the secretary of the Chargee, any employee whose title includes the word 'manager' and each Receiver severally its attorneys.

8.2 Powers exercisable by attorneys

Each attorney appointed under clause 8.1 may in the name of the attorney or the Chargor:

(a) perform any obligation owed by the Chargor at any time to the Chargee;

(b) complete any blanks and correct any manifest errors in this charge or any ancillary document or agree or give effect to any completion or correction and do all things necessary to procure the registration of this charge as a valid security with the priority intended by the Chargee;

(c) after the occurrence of an Event of Default do anything in connection with the Charged Property which the Chargor could do; and

(d) delegate its powers to any person for any period and revoke the delegation.

8.3 Conflict of duty

An attorney appointed under clause 8.1 may act despite any conflict of duty or a direct or personal interest in the means or result.

8.4 Attorney's indemnity and costs

(a) The Chargor indemnifies any attorney against any liability or loss arising from the exercise of any powers under this charge.

(b) The Chargee may indemnify any attorney in connection with the exercise of its powers and the Chargor must reimburse any money paid under any indemnity.

9 Preservation of Chargee's rights

9.1 General preservation of rights

This charge is a continuing security for the Secured Money until the Chargee releases all Charged Property. The liabilities of the Chargor under this charge and the rights of the Chargee, a Receiver or an attorney of the Chargor appointed under this charge are not affected by:

(a) the Chargee granting any time or indulgence to the Chargor or another person;

(b) laches, acquiescence, delay, acts, omissions or mistakes by the Chargee, Receiver or another person;

(c) the Chargee taking, varying, wholly or partially discharging or otherwise dealing with or losing or impairing any other security for Secured Money;

(d) any security for or obligation to pay Secured Money being or becoming void, voidable or unenforceable;

(e) any person who was intended to assume any actual or contingent liability to pay Secured Money not doing so or not doing so effectively or being discharged;

(f) any other transaction or arrangement between the Chargee or any other person; or

(g) anything else which might otherwise have the affect at law or in equity.

9.2 No merger

(a) The Chargee's right to payment of Secured Money arising under any other instrument does not merge with the Chargor's undertaking to pay Secured Money under this charge.

(b) This charge does not merge with or affect any other security or any judgment or order held at any time by the Chargee.

9.3 No suspension of payment obligation

The Chargee may demand payment of Secured Money and exercise its other rights and powers under this charge even if a negotiable instrument, security, contract or other obligation relating to Secured Money is still current or has not matured or fallen due.

9.4 No order in exercise of securities

The Chargee may exercise its powers under this charge and any other security held for Secured Money in any order it wishes

9.5 Re-instatement of Chargee's rights

If any claim that a payment, obligation, settlement, transaction, conveyance or transfer in connection with Secured Money (or money which would be Secured Money if the claim was invalid) is void or voidable under any law relating to insolvency, bankruptcy or the protection of creditors is upheld, conceded or compromised:

(a) the Chargee is entitled immediately as against the Chargor to the rights in respect of the Secured Money to which it would have been entitled if all or part of that payment, obligation, settlement, transaction, conveyance or transfer had not taken place; and

(b) the Chargor agrees to immediately do any act or sign any document at the Chargee's request to restore the Chargee to any security or guarantee held by it from the Chargor immediately before that payment, obligation, settlement, transaction, conveyance or transfer.

10 Further assurances

The Chargor must immediately on request by the Chargee do acts, obtain consents, pay fees and execute deeds and other documents deemed necessary or desirable by the Chargee:

(a) to perfect any charge under this charge;

(b) to effect any charge agreed to be given under this charge;

(c) to enable the exercise of the Chargee's rights and powers;

(d) to effect the security and priority intended by this charge and the Chargee;

(e) to more effectively secure the Charged Property to the Chargee; and

(f) to give the Chargee a legal mortgage over any property mortgaged or charged under this charge.

11 Assignment

(a) The Chargee may at any time assign its interest in its rights under this charge.

(b) The Chargor may not assign its rights under this charge to any person.

12 Costs

12.1 Chargor to pay all costs

The Chargor must pay to the Chargee all costs and expenses (including legal costs on a full indemnity basis and out of pocket expenses) incurred by the Chargee, a Receiver or any attorney of the Chargor in connection with:

(a) the preparation, negotiation, stamping, registration variation, discharge or release of this charge and any agreement varying or relating to this charge and any associated investigation, enquiries and searches;

(b) the recovery of the Secured Money;

(c) the occurrence of an Event of Default and the assessment of the Chargee's securities, rights and duties;

(d) the exercise or attempted exercise of any power conferred on the Chargee or any Receiver under this charge or by law or on any attorney under clause 8;

(e) any obligation the Chargee has at any time to the Chargor under any legislation, this charge or any transaction contemplated by this charge;

(f) the consideration of any application for its consent or approval in connection with this charge and the issue or refusal of consent or approval; and

(g) the assessment of the Chargor's position following the occurrence of an Event of Default.

12.2 Chargor to pay stamp duty

The Chargor must pay immediately on demand by the Chargee and in any case by their due date all stamp, loan security and other duties, imposts, taxes and levies arising directly or indirectly in respect of this charge, any variation or any transaction contemplated or evidenced by this charge. The Chargor must immediately reimburse the Chargee any duties, imposts, taxes and levies paid by the Chargee.

13 Notices

13.1 General

Unless this charge expressly states otherwise, a notice, consent, approval, waiver or other communication (**notice**) in connection with this charge must be in writing and signed by the sender or a person authorised by the sender. A notice may be given by hand delivery, prepaid post, facsimile or by electronic message to the recipient's current address for service for notices as set out in this charge or as amended by notice from time to time.

13.2 When effective

A notice given under clause 13.1 will be deemed to be received:

(a) if hand delivered, at the time of delivery;

(b) if sent by pre-paid post, three Business Days after the date of posting or seven Business Days after the date of posting if posted to or from a place outside Australia;

(c) if sent by facsimile, when the sender's fax machine produces a report confirming the successful transmission of the entire notice including the relevant number of pages and the correct destination fax machine number or name of recipient; or

(d) if sent by electronic message, when the sender receives an automated message confirming delivery or eight hours after the message has been sent (as recorded on the device from which the sender sent the message) unless the sender receives an automated message that the electronic message was not delivered or the sender knows or reasonably should know that there is a network failure and accordingly knows or suspects that the electronic message was not delivered,

unless a notice is received after 5.00 pm on a Business Day in the place of receipt or at any time on a non Business Day, in which case, that notice is deemed to have been received at 9.00 am on the next Business Day.

13.3 Electronic notices

Despite clause 13.2(d), the following notices must not be sent by electronic message:

(a) a notice of breach of this charge; or

(b) a notice terminating this charge.

13.4 Addresses for notices

The addresses and details for delivery of notices are:

Florsheim Australia Pty Ltd

Address:	Level 5, 574 St Kilda Road, Melbourne, VIC 3004, Australia.
Facsimile:	+61 3 9525 1616
Email:	davidv@florsheim.com.au
Attention:	David Venner

Weyco Investments, Inc.

Address:	3993 Howard Hughes Parkway, Suite #100 Las Vegas, Nevada 89169, United States of America
Facsimile:	+1 702-691-2236
Email:	ivan.farris@micorp.com

Attention: Ivan Farris

14 Registration and requisitions

The Chargor must on demand by the Chargee procure registration of this charge and any mortgage or encumbrance given under this charge with the priority intended by the Chargee. The Chargor must to the satisfaction of the Chargee promptly comply with any requisition raised by any authority in connection with this charge its stamping and registration.

15 Chargee's consents

15.1 Consent given

(a) Where the Chargee's consent or approval is required under this charge:

(i) unless otherwise expressed it may in the Chargee's discretion (and whether or not acting reasonably) be withheld or given subject to terms or conditions; and

(ii) it is not valid unless expressly given in writing by the Chargee.

(b) Any consent given under this charge is not deemed to be consent in the context of any other agreement. Nothing in this charge can require the Chargee to give its consent in the context of any other agreement.

15.2 Chargor must comply with consent

The Chargor must comply with the terms and conditions of any consent.

15.3 Consultants and advisers

The Chargee may engage consultants and advisers to advise it in relation to any application for its approval or consent under this charge. The costs of those consultants and advisers must be reimbursed by the Chargor on demand.

15.4 No duty of care in issuing consent

The Chargor agrees that the Chargee (and the Chargee's employees and consultants) owes no duty of care to the Chargor in issuing any consent or approval and that in determining whether to proceed with the thing consented to or approved the Chargor must rely entirely on its own judgment and the advice of its own employees and consultants.

16 No moratorium

Any legislation postponing payment of money, reducing or fixing rates of interest or purporting to curtail or restrict any rights of the Chargee or a Receiver are to the extent that it is lawful expressly excluded from application to this charge.

17 Survival of personal covenants and agreements

Any personal covenant or agreement by the Chargor to pay Secured Money or any indemnity by the Chargor in favour of the Chargee in this charge remains in full force despite any release or discharge of the whole or any part of the Charged Property.

18 Governing law and jurisdiction

18.1 Governing law

This charge is governed by the law in force in Victoria.

18.2 Jurisdiction

The parties submit to the non exclusive jurisdiction of courts of Victoria and the Federal Court of Australia and any courts that may hear appeals from those courts about any proceedings in connection with this charge.

19 Maximum prospective liability

For the purposes of the priority rules in section 282 of the Corporations Act this charge secures a prospective liability up to the maximum amount of A$ 10,500,000 in addition to any present liability.

20 Counterparts

This charge may be executed in any number of counterparts. Each counterpart constitutes an original of this charge, all of which together constitute one instrument. A party who has executed a counterpart of this charge may exchange it with another party by faxing, or by emailing a pdf (portable document format) copy of, the executed counterpart to that other party, and if requested by that other party, will promptly deliver the original by hand or post. Failure to make that delivery will not affect the validity of this charge.

EXECUTED as a deed

Signing page

SIGNED SEALED AND DELIVERED by)
FLORSHEIM AUSTRALIA PTY LTD)
ACN 134 045 435 in accordance with the)
Corporations Act 2001 by being signed by the)
following officer:)

Signature of sole director

David Mayne Venner

Name of sole director *(please print)*

SIGNED SEALED AND DELIVERED by)
WEYCO INVESTMENTS, INC.)
in the presence of:)
)
)

Signature of witness

By:

Name of witness

Title:

Signing page

SIGNED SEALED AND DELIVERED by)
FLORSHEIM AUSTRALIA PTY LTD)
ACN 134 045 435 in accordance with the)
Corporations Act 2001 by being signed by the)
following officer:)

Signature of sole director

Name of sole director *(please print)*

SIGNED SEALED AND DELIVERED by)
WEYCO INVESTMENTS, INC.)
in the presence of:)

Signature of witness

By:

CHARLES H. BROWN

Name of witness

PRESIDENT

Title: